EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Covansys Corporation
Farmington Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-58205, 333-58209, and 333-120216) of Covansys Corporation of our reports dated March 8, 2006, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

BDO Seidman, LLP
Grand Rapids, Michigan
March 8, 2006